Cimarex Energy Announces Election of New Chairman

DENVER, Aug. 14, 2012 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) announced today the election of Thomas E. Jorden Cimarex's Chief Executive Officer and President to Chairman of the Board of Directors, effective immediately, following the recent death of Chairman, F.H. Merelli.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

CONTACT: Mark Burford, Vice President – Capital Markets and Planning, Cimarex Energy Co., +1-303-295-3995, www.cimarex.com